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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or Section 15(d) Of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 8, 2003

                                 Eurotech, Ltd.
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     District of Columbia            000-22129                 33-0662435
----------------------------  ------------------------     -----------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                      Identification No.)

      8665 Sudley Road, #608
         Manassas, Virginia                                            20110
       -----------------------                       -----------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (703) 244-5886
                                                -----------------------

                                 Not Applicable
                             -----------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events and Regulation FD Disclosure.

On July 8, 2003, the registrant issued a press release with respect to (i) its action by written consent to remove all the current directors of Markland Technologies, Inc., a Florida corporation ("Markland"), and to appoint new directors to serve on the Markland board of directors, and (ii) as previously announced, the resignation of Don V. Hahnfeldt as President and Chief Executive Officer, and the appointment of Carey Naddell as President and Chief Executive Officer.

The directors so removed include Kenneth P. Ducey, Robert Tarini and Delmar Kintner, and each other person, if any, who is a director.

The directors newly appointed are, Carey Naddell, Don V. Hahnfeldt, Randolph A. Graves, Jr. and Leonid Khotin.

The registrant, which holds approximately 140,000,000 shares of Markland common stock, representing more than 50% of the outstanding shares of common stock of Markland, is effecting the removal pursuant to Section 607.0704 of the Florida Business Corporation Act.

A copy of the press release announcing this information is filed herewith and incorporated herein by reference as Exhibit 99.28.

Item 7. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit
No.               Description and Location Reference
--------          ----------------------------------

99.28             Press release issued July 8, 2003.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 8, 2003                                EUROTECH, LTD.

                                            BY: /s/ Carey Naddell
                                                --------------------------------
                                               Carey Naddell
                                               President and CEO